77C: Submission of matters to a vote of security holders

At a special meeting of all shareholders of the Merrill Lynch Municipal Bond Fund, Inc. held on August 15, 2006, the results were as follows:

Insured Portfolio:

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

73,500,914

4,038,959

2,272,584

National Portfolio:

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

75,885,639

4,039,397

2,651,492

Short-Term Portfolio

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

19,005,277

798,348

253,423

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

18,947,479

844,841

264,729

At a special meeting of all shareholders of the Merrill Lynch Municipal Bond Fund, Inc. held on October 27, 2006, the results were as follows:

Insured Portfolio:

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

62,043,486

3,772,568

2,642,246

National Portfolio:

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

68,480,862

3,924,908

3,813,916